EXHIBIT 10.26

NMI HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
(FOR CEO)
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [] (the “Grant Date”), is made by and between NMI Holdings, Inc., a Delaware corporation (the “Company”), and ____________ (“Participant”).
WHEREAS, the Company has adopted the NMI Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant Participant restricted stock units with respect to a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Unit Award.
(a)Grant. The Company hereby grants to Participant an award of restricted stock units (“RSUs”) with respect to [●] Shares (the “Target RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
2.Vesting.
(a)One-half of the Target RSUs (“Tranche 1”) are eligible to vest on [insert Tranche 1 vest date] and one-half of the Target RSUs (“Tranche 2”) are eligible to vest on [insert Tranche 2 vest date], in each case, subject to Participant’s continued employment with the Company and its Subsidiaries through the applicable vesting date.
(b)The number of Shares subject to Tranche 1 and Tranche 2 will be earned based on the satisfaction of [insert goal] described in Sections 2(c) (the “[insert Tranche 1 vest year] [insert goal] Goals”) and 2(d) (the “[insert Tranche 2 vest year][insert goal] Goals”) below, respectively. The date of the Committee’s determination of whether the applicable [insert goal] are satisfied shall be made in writing no later than the 60th day following the applicable vesting date (the date of the Committee’s determination, the “Determination Date”).
(c)    [insert Tranche 1 vest year] [insert goal].
(i)     The number of Shares subject to Tranche 1 that will become earned will be determined based on the satisfaction of [insert Tranche 1 vest year] [insert goal].
(ii)     The actual number of Shares subject to Tranche 1 that are earned will be determined based on the following:
[PERFORMANCE TARGETS]
(d)     [insert Tranche 2 vest year] [insert goal].
(i)     [insert Tranche 2 vest year] [insert goal].

EXHIBIT 10.26

(ii)     The [insert Tranche 2 vest year] [insert goal] shall be determined by the Committee, in its sole discretion, no later than its regularly scheduled meeting in [insert date of first quarter meeting in the year prior to year in which Tranche 2 vests]. At such time as the Committee establishes the [insert Tranche 2 vest year] [insert goal], such goals shall be set forth in an addendum and be incorporated into this Agreement and form a part hereof.
(e)    Termination of Employment. Except as provided in this Section 2(e), if Participant incurs a Termination of Employment, all unvested RSUs shall be forfeited by Participant without consideration therefor. If Participant incurs a Termination of Employment as a result of a termination by the Company or its Affiliate without Cause (as defined in Participant’s Amended and Restated Employment Agreement dated December 23, 2015, without regard to any earlier expiration of such agreement (the “Employment Agreement”)) or for Good Reason (as defined in the Employment Agreement), unvested RSUs shall remain outstanding and shall vest subject to achievement of the applicable [insert goal], as determined by the Committee in accordance with Sections 2(a)-(d). If Participant incurs a Termination of Employment due to the Participant’s death or Disability (as defined in the Employment Agreement), unvested RSUs shall vest immediately and be deemed to be earned and payable in an amount equal to 100% of the full value of the Target RSUs (with all applicable [insert goal] deemed achieved at Target Performance); provided, however, if such a Termination of Employment occurs prior to the date on which the [insert Tranche 2 vest year] [insert goal] have been established, 100% of the Shares subject to Tranche 2 shall vest.
3.Settlement. As soon as practicable after the date that the Committee determines the number of Shares subject to Tranche 1 or Tranche 2 that have been earned (and in any event, no later than fifteen business days immediately following such date), the Tranche 1 and Tranche 2 RSUs shall be settled. Subject to Section 4 (pertaining to the withholding of taxes) and Section 3(d) of the Plan (as applicable), for each earned RSU settled pursuant to this Section 3, the Company shall issue to Participant the number of Shares the Committee determines, in its sole discretion, are issuable pursuant to Section 2.

4.Tax Withholding. As a condition to delivery of the Shares in respect of vested and earned RSUs, Section 15(d) of the Plan requires Participant to make provisions satisfactory to the Company for payment of, any federal, state or local taxes and other statutory obligations (including, but not limited to, Participant’s FICA and SDI obligations) in respect of the transfer of Shares in settlement of the RSUs. The Company shall have the power and the right to (i) deduct or withhold from all amounts payable or Shares issuable to Participant pursuant to the RSUs or otherwise, or (ii) require Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes of any kind or other statutory obligations (including, but not limited to, Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. The Company may permit or require any such statutorily required minimum withholding obligation with regard to Participant to be satisfied by reducing the amount of Shares otherwise deliverable to Participant hereunder.
5.No Rights as Stockholder. Until such time as the RSUs have been settled and the underlying Shares have been delivered to Participant and Participant has become the holder of record of such Shares, Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right to vote.
6.Transferability. The RSUs may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or

EXHIBIT 10.26

encumbrance.
7.Adjustment. Upon any event described in Section 3(d) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(d) of the Plan shall apply to the RSUs.
8.Change in Control. In the event of a Change in Control of the Company occurring after the Grant Date and prior to the Determination Date, the RSUs shall vest immediately prior to the Change in Control and be deemed to be earned and payable in an amount equal to the full value of the RSUs (with all applicable [insert goal] deemed achieved at the greater of (i) target performance and (ii) the level of achievement of [insert goal] for each of Tranche 1 and Tranche 2 as determined by the Committee not later than the date of the Change in Control, based upon such audited or unaudited financial information or other inputs then available as deemed relevant or appropriate in the discretion of the Committee); provided, however, if a Change in Control occurs prior to the date on which the 2019 [insert goal] have been established, 100% of the Shares subject to Tranche 2 shall vest. Any RSUs that vest in connection with this Section 8 shall be settled in a manner consistent with Section 3 of this Agreement; provided, however, that, notwithstanding anything to the contrary in this Agreement, with respect to any RSU that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the settlement of each such RSU pursuant to this Section 8 shall not occur until the earliest of (a) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, and (B) the date such RSU would otherwise be settled pursuant to the terms of this Agreement.
9.Miscellaneous.
(a)Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.
(b)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the RSUs granted thereunder; provided that any such waiver or amendment that would materially impair the rights of any Participant or any holder or beneficiary of any RSUs granted hereunder shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)Unsecured Obligation. This Award is unfunded, and even as to any RSUs which vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
(d)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company:
NMI Holdings, Inc.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
Attention: General Counsel

EXHIBIT 10.26

if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile or e-mail.
(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.
(h)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(i)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(j)Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)Section 409A. It is intended that the Awards granted pursuant to this Agreement and the provisions of this Agreement be exempt from or be designed such that the taxes and/or penalties under Section 409A of the Code are not imposed, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(l)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(m)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(n)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
10.Compliance with Legal Requirements. The grant of the RSUs and the delivery of Shares in respect thereof, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. Subject to Section 9(k) of this Agreement, the Committee, in its sole discretion, may postpone the

EXHIBIT 10.26

issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
11.Clawback. The grant of RSUs is subject to any incentive compensation recoupment policy established from time to time by the Company.

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EXHIBIT 10.26

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.
NMI HOLDINGS, INC.

___________________________________
By:
Title:

PARTICIPANT

___________________________________

[Signature Page to Restricted Stock Unit Award Agreement (CEO)]